UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 22, 2007

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in FiscalYear

On October 22, 2007, the Board of Directors of CFS Bancorp, Inc. (the "Company") voted to amend Article III of the Company’s Bylaws to provide for the issuance and transfer of uncertificated shares of the Company’s stock.  The amendment was adopted so that the Company will be eligible to participate in the Direct Registration System (the “DRS”) which, effective January 1, 2008, will be required of all NASDAQ Stock Market listed companies.  The DRS permits investors to register their securities in their names without the issuance of physical certificates and further allows investors to transfer securities electronically to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.  The amendment to the Bylaws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.

The amendment took effect upon adoption by the Board of Directors.  Prior to the amendment, the Company’s Bylaws provided for certificated shares only.

A copy of the Company’s Bylaws is attached as Exhibit 3.2 and the above description is qualified in its entirety by reference to the full text of the Bylaws included in Exhibit 3.2.

ITEM 9.01   Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number                                     Description

                    3.2                                    Bylaws of CFS Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: October 25, 2007	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President